                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                     --------------------------------------

                                    FORM 8-KA

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                November 22, 1996

                                    KTI, INC.
               (Exact name of Registrant as specified in Charter)


       New Jersey                    33-85234                    22-2665282
(State or other juris-              (Commission                (IRS Employer
diction of incorporation)           File Number)               Identification
                                                                Number)


7000 Boulevard East, Guttenberg, New Jersey                        07093
(Address of principal executive office)                          (Zip Code)


Registrant's telephone number including area code-            (201) 854-7777



                                 Not Applicable
         (Former name and former address, as changed since last report)

ITEM 5.  OTHER EVENTS

On November 22, 1996 a wholly owned subsidiary of KTI, Inc. (the "Company" or the "Registrant"), executed an agreement with Continental Casualty Company and two of Continental Casualty Company's subsidiaries (collectively "CCC") and purchased certain investments of CCC in Timber Energy Investment, Inc., a Delaware corporation ("Timber Energy"), including debt having a par amount of approximately $11.8 million, preferred stock having a liquidation value of approximately $50 million and a 49% common stock ownership for $1,850,000 in cash. The assets of Timber Energy have a market value of $15.4 million and are subject to other debt of $13.4 million which is senior to approximately $7 million of the debt purchased by the Company. The Company has also acquired the remaining 51% of common stock for $172,000. Timber Energy's subsidiaries own a 14 megawatt power plant in Telogia, Florida which sells electric power to Florida Power Company under a long term contract, a 400,000 ton per year wood chipmill in Cairo, Georgia, with a long term take or pay contract with Stone Container to process a minimum of 250,000 tons of wood chips per year and a 15 million pound per year plastic recycling plant in Tuscaloosa, Alabama. Timber Energy has annual revenue of $8 million. As a condition of sale, the Company must obtain a release for CCC of that company's reimbursement obligation to a bank which supports $13.4 million of tax exempt debt. The Company must obtain such release not later than August 22, 1997. If the Company is unable to obtain such release, the purchase may be canceled by CCC. Upon cancellation, CCC must return the $1,850,000 purchase price to the Company, less $250,000 as liquidated damages. The Company intends to operate Timber Energy and its subsidiaries as subsidiaries of the Company.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial Statements of the business acquired.

The audited financial statements of Timber Energy Investment, Inc. for the year ended September 30, 1996 together with the independent auditors report thereon are included on pages F-1 through F-18 hereof.

         (b) Pro forma Financial information.

The following pro forma condensed combined financial statements are based on the historical financial statements of the Company at September 30, 1996. The pro forma condensed combined balance sheet assumes that the Company purchased Timber Energy prior to the end of the stated period. The pro forma condensed combined statement of operations assumes that the Company purchased Timber Energy at the beginning of the stated period.

The pro forma condensed combined statements of operations are not necessarily indicative of operating results which would have been achieved had this transaction been completed at the beginning of the respective periods and should not be construed as representative of future operations.

         (c)  Exhibits.

Exhibit Number             Description

1 Securities Purchase Agreement by and among KTI Plastic Recycling, Inc., Continental Casualty Company, CNA Realty Corp., CLE, Inc. and Timber Energy Investment, Inc. dated as of November 22, 1996. The schedules to this Exhibit do not contain information which is material to an investment decision and which is not otherwise disclosed in the Securities Purchase Agreement. The schedules include a Pledge and Security Agreement, descriptions of the Securities purchased, descriptions of the other outstanding debt of Timber Energy, a list of leases in which Timber Energy is a lessee, descriptions of Timber Energy's Welfare Benefit Plans and a description of a car being sold by Timber Energy to a third party. The Company hereby agrees to furnish a copy of any omitted schedule to the Commission upon request. (Filed as an exhibit to registrant's current report on Form 8-K dated November 22, 1996.)

                                    KTI, INC.
             PROJECTED CONDENSED COMBINED BALANCE SHEET (UNAUDITED)
                               SEPTEMBER 30, 1996

                                                                               TIMBER             PRO FORMA           PRO FORMA
                                                              KTI, INC.        ENERGY            ADJUSTMENTS          KTI, INC.
                                                             ----------------------------------------------------- ---------------

                                                 Assets
Current Assets
    Cash and cash equivalents                                    $  2,168,609    $ 1,028,514    $  5,000,000 (1)    $  6,175,123
                                                                                                  (2,022,000)(3)

    Restricted funds - current portion                              7,653,612      1,370,403                           9,024,015
    Accounts receivable                                             2,678,724        713,765                           3,392,489
    Notes receivable--officers/shareholders and
       affiliates - current                                           220,855                                            220,855
    Other receivables - current portion                               338,364                                            338,364
    Other current assets                                              719,504        594,213                           1,313,717
                                                             --------------------------------------------------------------------
                                    Total current assets           13,779,668      3,706,895       2,978,000          20,464,563

Restricted funds                                                      133,016                                            133,016
Management fees receivable--affiliates                              2,672,519                                          2,672,519
Notes receivable - officers/shareholders and affiliates                99,930                                             99,930
Other receivables                                                     275,609                                            275,609
Investment in PERC                                                  3,698,820                                          3,698,820
Deferred costs                                                        183,663                                            183,663
Goodwill and other intangibles
                                                                            0                                                  0
Other assets                                                        1,714,823         40,813                           1,755,636
Property, equipment and leasehold improvements                     80,226,770     12,767,520         315,182 (4)      93,309,472

                                                             --------------------------------------------------------------------

                                                                 $102,784,818    $16,515,228    $  3,293,182        $122,593,228
                                                             ====================================================================

                      Liabilities and stockholders' equity
Current Liabilities
    Accounts payable                                             $  2,587,781    $   286,414                        $  2,874,195
    Accrued expenses                                                1,961,264      2,940,434     (2,699,810) (5)       2,201,888
    Current portion of long-term debt                               6,518,380      1,741,254       (871,254) (6)       7,388,380
    Income taxes payable
                                                                            -                                                  -
    Other current liabilities                                         125,517         11,372                             136,889
                                                             --------------------------------------------------------------------
                                  Total current liabilities        11,192,942      4,979,474     (3,571,064)          12,601,352

Other liabilities                                                     598,941                                            598,941
Long-term debt, less current portion                               17,063,667     21,663,913     (8,263,913) (7)      35,463,667
                                                                                                   5,000,000 (2)
Minority interest - Maine Energy                                   11,052,363                                         11,052,363

Deferred gain                                                      42,187,500                                         42,187,500

Commitments and contingencies

Stockholders' equity
Preferred stock; 10,000,000 shares authorized,
     no shares issued or outstanding
Common stock, no par value (stated value $.01 per share);
     authorized 13,333,333; issued and outstanding 5,795,021           57,951     50,177,820    (50,177,820) (8)          57,951
Additional paid-in capital                                         34,369,646                                         34,369,646
                                                                                           -               -
Accumulated (deficit)                                            (13,738,192)    (60,305,979)     60,305,979 (9)     (13,738,192)

                                                             --------------------------------------------------------------------
                                  Total stockholders' equity       20,689,405    (10,128,159)     10,128,159          20,689,405
                                                             --------------------------------------------------------------------

                                                                 $102,784,818    $16,515,228    $  3,293,182        $122,593,228
                                                             ====================================================================

                                    KTI, INC.
        PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
                      NINE MONTHS ENDED SEPTEMBER 30, 1996

                                                                                TIMBER          PRO FORMA           PRO FORMA
                                                                 KTI, INC.      ENERGY         ADJUSTMENTS          KTI, INC.
Revenues:
     Electric power revenues                                  $ 17,213,875    $ 4,196,356            --           $ 21,410,231
     Sale of capacity, net                                      32,057,359           --              --             32,057,359
     Waste processing revenues                                   6,225,475           --              --              6,225,475
     Other waste handling revenues                               3,636,292      2,069,030            --              5,705,322
                                                              ------------    -----------     -----------         ------------
                                          Total revenues        59,133,001      6,265,386            --             65,398,387
                                                                                                                  ------------
Costs and expenses:
     Electric power and waste processing operating costs        20,660,503      5,471,799      (1,041,520)(a)       25,090,782
     Selling, general and administrative                         1,487,135        846,202        (173,550)(e)        2,159,787
     Interest - net                                              3,868,878      1,095,295        (705,933)(b)        4,445,740
                                                                                     --           300,000 (c)             --
                                                                                     --          (112,500)(d)             --
                                                              ------------    -----------     -----------         ------------
                                Total costs and expenses        26,016,516      7,413,296      (1,733,503)          31,696,309

Equity in net income of PERC                                       292,027           --              --                292,027
                                                              ------------    -----------     -----------         ------------
Income from continuing operations
     before minority interest and extraordinary item            33,408,512     (1,147,910)      1,733,503           33,994,105
Minority interest                                               17,889,970           --              --             17,889,970
                                                              ------------    -----------     -----------         ------------
Income from continuing operations
     before extraordinary item                                  15,518,542     (1,147,910)      1,733,503           16,104,135
Discontinued operations                                           (254,009)          --              --               (254,009)
                                                              ------------    -----------     -----------         ------------


Income before extraordinary item                                15,264,533     (1,147,910)      1,733,503           15,850,126
Extraordinary item - loss on early
     extinguishment of debt, net of minority interest           (2,396,731)          --              --             (2,396,731)
                                                              ------------    -----------     -----------         ------------
                                              Net income      $ 12,867,802    $(1,147,910)    $ 1,733,503         $ 13,453,395
                                                              ============    ===========     ===========         ============

Pro  forma earnings (loss) per common share and common
   share equivalent:
     Extraordinary item                                       ($      0.39)          --              --           ($      0.39)
     Net income                                               $       2.11           --              --           $       2.21
                                                              ============                                        ============
Pro forma weighted average number of common shares and
     common share equivalents outstanding                        6,097,517           --              --              6,097,517
                                                              ============                                        ============

                                    KTI, INC.
                               SEPTEMBER 30, 1996
     NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

1.  DESCRIPTION OF TRANSACTION

On November 22, 1996 a wholly owned subsidiary of KTI, Inc. (the "Company" or the "Registrant"), executed an agreement with Continental Casualty Company and two of Continental Casualty Company's subsidiaries (collectively "CCC") and purchased certain investments of CCC in Timber Energy Investment, Inc., a Delaware corporation ("Timber Energy"), including debt having a par amount of approximately $11.8 million, preferred stock having a liquidation value of approximately $50 million and a 49% common stock ownership. The assets of Timber Energy have a market value of $15.4 million and are subject to other debt of $13.4 million which is senior to approximately $7 million of the debt purchased by the Company. The purchase price for the investments purchased from CCC is $1,850,000 in cash. The Company has also acquired the remaining 51% of common stock for $172,000.


2.  PRO FORMA ADJUSTMENTS

BALANCE SHEET

(1) Proceeds from the sale of 8% Convertible Debt from Wexford KTI LLC, of which a portion of such proceeds were used to purchase Timber Energy.

(2)      Record the 8% Convertible Debt from Wexford KTI LLC.

(3)      Cash portion of purchase price to CCC and other unrelated shareholders.

(4)      Step-up of certain assets at Timber Energy.

(5) Elimination of accrued interest relating to the notes payable purchased by the Company from CCC.

(6) Elimination of current portion of notes payable at Timber Energy which were purchased by the Company from CCC.

(7) Elimination of long term portion of notes payable at Timber Energy which were purchased by the Company from CCC.

(8)      Elimination of Timber Energy's common and preferred stock.

(9)      Elimination of Timber Energy's accumulated deficit.

STATEMENT OF OPERATIONS

(a) Reduction in depreciation of assets to reflect the current estimated useful life of Timber Energy's assets.

(b) Adjustment to interest expense to reflect the notes payable which were purchased by the Company.

(c) Adjustment to interest expense to reflect the 8% Convertible Debt to Wexford KTI LLC.

(d) Adjustment to interest expense to reflect interest income from the remaining proceeds of the 8% Convertible Debt to Wexford KTI LLC.

(e) Adjustment to selling, genenal & administrative expenses which will be absorbed by the Company.

                                   SIGNATURES



            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       KTI, Inc.
                                       -------------------
                                             (Registrant)




Dated:     January 30, 1997        By: /s/ Martin J. Sergi
                                       -------------------
                                       Name:  Martin J. Sergi
                                       Title: President

                         Timber Energy Investment, Inc.

                        Consolidated Financial Statements
                         and Other Financial Information

                     Years ended September 30, 1996 and 1995




                                    CONTENTS

Report of Independent Auditors........................................ 1

Audited Consolidated Financial Statements

Consolidated Balance Sheets .......................................... 3
Consolidated Statements of Operations and Accumulated Deficit......... 4
Consolidated Statements of Cash Flows................................. 5
Notes to Consolidated Financial Statements............................ 6

Other Financial Information

Schedule of Operations by Division ...................................16

                         Report of Independent Auditors


The Board of Directors and Shareholders
Timber Energy Investment, Inc.

We have audited the consolidated balance sheets of Timber Energy Investment, Inc. and subsidiaries as of September 30, 1996 and 1995, and the related consolidated statements of operations and accumulated deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Timber Energy Investment, Inc. and subsidiaries as of September 30, 1996 and 1995, and the consolidated results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in
Note 2, the Company has suffered recurring losses from operations and has an accumulated deficit of $60,305,979 and a shareholders' deficit of $10,128,159 as of September 30, 1996. Those conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Page Two



Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The Schedule of Operations by Division is presented for the purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied to our audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                               Thomas Howell Ferguson P.A.


December 19, 1996

                         Timber Energy Investment, Inc.

                           Consolidated Balance Sheets


                                                                SEPTEMBER 30
                                                           1996              1995
                                                       ----------------------------
ASSETS
Current assets:
      Cash                                            $  1,028,514      $    538,440
      Accounts receivable, trade                           713,765         1,041,535
      Inventory                                            459,013           290,164
      Prepaid expenses                                     135,200           121,233
      Funds held by the trustee (Note 8)                 1,370,403           978,675
                                                      ------------      ------------
Total current assets                                     3,706,895         2,970,047

Property, plant and equipment, net (Note 4)             12,767,520        14,453,792
Other non-current assets                                    40,813            93,019
                                                      ------------      ------------
Total assets                                          $ 16,515,228      $ 17,516,858
                                                      ============      ============

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
      Notes payable and current portion of
      long-term debt (Note 5)                         $  1,741,254      $  1,577,764
      Accounts payable                                     286,414           231,771
      Accrued interest                                     572,971           192,959
      Other accrued expenses                               202,624           177,733
      Deferred revenues                                     11,372            60,834
                                                      ------------      ------------
Total current liabilities                                2,814,635         2,241,061

Accrued interest (Note 10)                               2,164,839         1,963,037
Long-term debt (Note 5)                                 21,663,913        21,863,311
Minority interest (Note 1)                                    --                --

Shareholders' deficit:
      Common stock, no par value - 150,000 shares
       authorized, issued and outstanding                    2,750             2,750
      Preferred Class A                                 29,270,726        29,270,726
      Preferred Class B                                 20,904,344        20,904,344
      Accumulated deficit                              (60,305,979)      (58,728,371)
                                                      ------------      ------------
Total shareholders' deficit                            (10,128,159)       (8,550,551)
                                                      ------------      ------------
Total liabilities and shareholders' deficit           $ 16,515,228      $ 17,516,858
                                                      ============      ============

See accompanying notes

                         Timber Energy Investment, Inc.

          Consolidated Statements of Operations and Accumulated Deficit

                                                     YEAR ENDED SEPTEMBER 30
                                                      1996              1995
                                                   ----------------------------
Revenues                                         $  8,184,889      $  6,968,202

Operating costs and expenses:
      Fuel cost                                       722,728           776,559
      Production costs                              4,421,267         2,812,425
      Depreciation expense                          1,996,128         1,723,482
                                                 ------------      ------------
                                                    7,140,123         5,312,466
                                                 ------------      ------------
Gross profit                                        1,044,766         1,655,736

General and administrative                          1,207,306           817,613
                                                 ------------      ------------
Operating (loss) profit                              (162,540)          838,123

Other income (expense):
      Other income                                     69,415            62,284
      Interest expense                             (1,484,483)       (1,189,471)
      Minority interest (Note 1)                         --                --
      Write down of idle facilities (Note 4)             --            (100,000)
                                                 ------------      ------------
                                                   (1,415,068)       (1,227,187)
                                                 ------------      ------------

Net loss                                           (1,577,608)         (389,064)
Accumulated deficit at beginning of year          (58,728,371)      (58,339,307)
                                                 ------------      ------------
Accumulated deficit at end of year               $(60,305,979)     $(58,728,371)
                                                 ------------      ------------


See accompanying notes.

                         Timber Energy Investment, Inc.

                      Consolidated Statements of Cash Flows

                                                                                   YEAR ENDED SEPTEMBER 30
                                                                                    1996              1995
                                                                                -----------------------------
OPERATING ACTIVITIES
Net loss                                                                        $(1,577,608)     $  (389,064)
Adjustments to reconcile net loss to net cash provided by
      operating activities:
      Depreciation and amortization                                               2,003,332        1,724,586
      Loss on sale of fixed assets                                                   36,620             --
      Write down of idle facility                                                      --            100,000
      Changes in operating assets and liabilities:
            Accounts receivable                                                     327,770         (549,889)
            Inventory                                                              (168,849)         (39,267)
            Prepaid expenses                                                        (13,967)          (5,255)
            Funds held by the trustee                                              (391,728)         (73,490)
            Other non-current assets                                                 45,002          (93,019)
            Accounts payable and accrued expenses                                   661,348          483,642
            Deferred revenues                                                       (49,462)         (55,487)
                                                                                -----------      -----------
Net cash provided by operating activities                                           872,458        1,102,757

INVESTING ACTIVITIES
Proceeds from sale of property, plant and equipment                                  29,041          130,000
Purchases of property, plant and equipment                                         (375,517)      (3,684,503)
Construction-in-process                                                                --             37,348
                                                                                -----------      -----------
Net cash used in investing activities                                              (346,476)      (3,517,155)

FINANCING ACTIVITIES
Proceeds from long-term borrowings                                                1,100,000        3,838,825
Principal payments on long-term debt and notes payable                           (1,135,908)      (1,167,532)
                                                                                -----------      -----------
Net cash (used in) provided by financing activities                                 (35,908)       2,671,293
                                                                                -----------      -----------

Net increase in cash                                                                490,074          256,895
Cash at beginning of year                                                           538,440          281,545
                                                                                -----------      -----------
Cash at end of year                                                             $ 1,028,514      $   538,440
                                                                                -----------      -----------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION Cash paid during the years ended September 30 for:
       Interest                                                                 $   897,162      $   896,076

See accompanying notes.

                         Timber Energy Investment, Inc.

                   Notes to Consolidated Financial Statements

                           September 30, 1996 and 1995

1.          SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

Timber Energy Resources, Inc. (TER) was incorporated on July 18, 1984 to construct, own and operate a biomass waste-fuel power plant for the production of electricity from wood and wood products. Substantially all sales are to Florida Power Corporation, an unaffiliated entity.

In December 1989, TER began operating a chip mill in South Georgia that converts wood logs to chip products. Substantially all revenues generated from this operation are from Stone Container, Inc., an unaffiliated entity.

On June 28, 1992, Timber Energy Investment, Inc. (the Company) was formed and remained dormant until 1995. In 1994, shareholders of 95,000 shares of TER common stock exchanged their shares for 133,800 shares of the Company's common stock. Subsequently, the Company issued 16,200 shares of common stock. Timber Energy Investment, Inc. was created primarily to be a holding company. This ownership change of TER and the formation of the Company is considered a change in legal organization and not a business combination. The exchange of TER shares for shares of the Company's common stock is accounted for at historical cost in a manner similar to that in a pooling of interests. The minority interest is presented at no value because of the accumulated deficit of TER.

In July 1994, the Company formed a wholly owned subsidiary, Timber Energy Trucking, Inc., (TET) to conduct a contract hauling operation for Timber Energy Resources, Inc. The Company discontinued these operations in July 1995.

In June 1995, Timber Energy Plastics Recycling, Inc. (TEPRI), a wholly-owned subsidiary of the Company, purchased certain assets and discharged certain obligations of Seri, Inc., a debtor-in-possession. Previously, on May 24, 1995, the United States Bankruptcy Court approved the sale of assets free and clear to Continental Casualty Company or its designee. Continental Casualty Company, an affiliated entity of a shareholder of the Company, designated TEPRI as the purchaser. TEPRI recycles plastic waste into products that are sold to manufacturers of plastic products. Prior to this acquisition, Timber Energy Chipping, Inc., which amended its name to Timber Energy Plastics Recycling, Inc. in May 1995, was a dormant entity that had no assets nor liabilities.

                         Timber Energy Investment, Inc.

1.          SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company, its wholly-owned subsidiaries, Timber Energy Plastics Recycling, Inc. and its majority owned subsidiary, Timber Energy Resources, Inc.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of depreciable assets, which range from 3 to 32 years. Additions, betterments and replacements are capitalized, whereas costs of maintenance and repairs are charged to expense as incurred.

INCOME TAXES

The Company has adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS No. 109). The liability method is used in accounting for income taxes under SFAS No. 109. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Deferred income taxes are provided principally for temporary differences in reporting start-up costs and depreciation expense for financial statements and for tax purposes.

INVENTORIES

Inventories are stated at the lower of cost (first-in, first-out) or market.

CASH

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash.

                         Timber Energy Investment, Inc.

1.          SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

2.          GOING CONCERN

The financial statements have been prepared on a going concern basis, which contemplates continuity of operations and realization of assets and liquidation of liabilities in the ordinary course of business. The Company incurred a net loss of $1,577,608 and $389,064 in 1996 and 1995, respectively and has an accumulated deficit of $60,305,979 at September 30, 1996.

In June 1995, Timber Energy Plastics Recycling, Inc. purchased certain assets to recycle plastic waste into products that are sold to manufacturers of plastic products (Note 1). Since commencement of operations, TEPRI has operated at a deficit and has borrowed from a shareholder to meet current obligations. The Company's management anticipates that renovation of the TEPRI facility to be complete and the facility fully operational at September 30,1996. Management anticipates that TEPRI will operate at a profit, due to the renovations and affiliation with related entities of KTI Plastics Recycling, Inc. (Note 3).

Realization of the carrying value of assets and satisfaction of liabilities is dependent upon the Company's ability to generate adequate revenues and sustain profitable operations.

3.          SUBSEQUENT EVENT

CNA Realty Corp. (CNA), a 49% shareholder of the Company's outstanding common shares at September 30, 1996, sold its interest in the Company to KTI Plastics Recycling, Inc. on November 22, 1996 for $1,850,000. CNA's interest consist of 73,500 shares of common stock, 29,271 shares of Preferred Class A, 20,904 shares of Preferred Class B and debt instruments described in Note 5.

                         Timber Energy Investment, Inc.

3.          SUBSEQUENT EVENT (CONTINUED)

KTI has offered to purchase the remaining 76,500 shares of common stock of the Company for $0.25 per share ($19,125). As of December 19, 1996, management has represented that commitments have been made by numerous shareholders to sell their stock under these arrangements. As discussed in Note 7, these subsequent period transactions have resulted in an "ownership change" as defined in Section 382 of the Internal Revenue Code.

4.          PROPERTY, PLANT AND EQUIPMENT

The following is a summary of property, plant and equipment:

                                                    SEPTEMBER 30
                                                1996            1995
                                           -----------------------------
Buildings                                  $   730,621     $   730,621
Leasehold improvements                          96,982          37,326
Land improvements                              640,440         636,380
Land                                           149,493         149,493
Chipping and other equipment                   769,318         815,242
PPF plant and equipment                        881,519         881,519
14-megawatt power plant                     15,469,842      15,508,944
Fuel handling system                           792,786         792,786
Transmission lines                             649,920         649,920
Transportation equipment                       157,047         160,781
Furniture and fixtures                         109,412          89,599
Chip mill-Cairo                              2,751,095       2,751,095
Plastic recycling production equipment       2,250,279       2,021,111
                                           -----------     -----------
                                            25,448,754      25,224,817
Less allowance for depreciation             12,681,234      10,771,025
                                           -----------     -----------
                                           $12,767,520     $14,453,792
                                           ===========     ===========

Depreciation expense for the year ended September 30, 1996 and 1995 was $1,996,128 and $1,723,482 respectively. In 1995, the Telogia Chip Mill, an idle facility, was written off.

                         Timber Energy Investment, Inc.

5.          NOTES PAYABLE AND LONG-TERM DEBT

On April 20, 1994, TER completed a restructuring of certain debt obligations. TER issued $15,685,000 of demand bonds and used the proceeds to retire the 1985 bond issue. In addition, TER issued non-voting, non-cumulative preferred class A shares to a shareholder (Note 3) in full settlement of interest payable ($29,270,726) on the 1985 bonds. TER also issued non-voting, non-cumulative preferred class B shares to a shareholder (Note 3) in full settlement of notes payable ($7,633,430) and accrued interest (13,270,914). Both classes of preferred stock pay a 5% dividend from available cash flows after certain operating and debt priority payments are made. The bond indenture and intercompany agreements place various restrictions on TER's use of funds and require certain shareholder approval for issuance of any additional debt by TER.

The following is a summary of notes payable and long-term debt:

                                                                                             SEPTEMBER 30
                                                                                        1996            1995
                                                                                    ----------------------------
Note payable to a shareholder (Note 3); interest at prime plus 1%; secured by a
14-megawatt power plant and generated revenues. See Note 10 for discussion of
payment terms                                                                       $ 2,300,000     $ 2,300,000

Note payable to a shareholder (Note 3); due November 1998; monthly payments of
$38,597 including interest at 12% per annum; secured by real property and improvements (Cairo chip mill) with a book value of
$1,491,671 at September 30, 1996                                                      1,141,252       1,296,468

Construction loan payable to a shareholder (Note 3); due November 1998; monthly payments of $14,000 including interest at 12% per annum; secured by real
property with a book value of $517,390 at September 30, 1996                            422,778         483,534

Bonds payable due from October 1995 to January 2003; principal and interest payable annually; variable interest rate determined monthly and based on market conditions (3.9% at September 30, 1996) not to exceed 12% per annum; secured by a line of credit from a bank, which is
guaranteed by a shareholder (Note 3), and generated                                  14,270,000      15,025,000
revenues.

                         Timber Energy Investment, Inc.

5.          NOTES PAYABLE AND LONG-TERM DEBT (CONTINUED)

Unsecured notes payable to a shareholder (Note 3); due
October 20, 1998 including interest at 9.5% per annum                                  475,291         475,291
Note payable to a shareholder (Note 3); due May 15,
2004; monthly payments of $18,980 including interest at
12% per annum; secured by an electrostatic precipitator
with a book value of $1,115,598 at September 30, 1996                                1,190,323       1,214,427

Note payable to a shareholder (Note 3); due May 31, 2005;
monthly payments beginning June 1, 1996 of $34,297 including interest at 10% per annum; secured by generated revenues
and real and personal property with a book value
of $2,025,031 at September 30, 1996                                                  3,550,000       2,450,000

Various notes payable with monthly payments of
principal and interest, secured by property with a book
value approximating the notes payable balance. The
interest rate on the notes payable vary from 7% to 18%                                  55,523         196,355
                                                                                   -----------     -----------
                                                                                    23,405,167      23,441,075
Less current portion                                                                 1,741,254       1,577,764
                                                                                   -----------     -----------
                                                                                   $21,663,913     $21,863,311
                                                                                   ===========     ===========

After the payment of its ordinary operating expenses, the priority of debt service payments as specified in the trust indenture for the 1994 bond issue is as follows:

            1)          Insurance and taxes
            2)          Bond administrative expenses
            3)          Interest on bonds payable

                         Timber Energy Investment, Inc.

5.       NOTES PAYABLE AND LONG-TERM DEBT (CONTINUED)

         4) Monthly pro-rata amount of next principal payment on bonds payable

                     Scheduled Due Date                  Amount
                     ------------------              ------------
                     October 1, 1996                 $     870,000
                     October 1, 1997                 $   1,000,000
                     October 1, 1998                 $   1,150,000
                     October 1, 1999                 $   1,315,000
                     October 1, 2000                 $   1,510,000
                     October 1, 2001                 $   1,740,000
                     October 1, 2002                 $   1,995,000
                     October 1, 2003                 $   2,290,000

         5) Interest on construction loans payable of $422,778 and $1,190,323 at September 30, 1996

         6) Interest on the unsecured notes payable of $475,291 at September 30, 1996

         7) Principal payment of construction loans payable of $422,778 and $1,190,323 at September 30, 1996

         8) Principal payment of unsecured notes payable of $475,291 at September 30, 1996

         9)       Optional bond redemptions as follows:

                     Scheduled Due Date                        Amount
                     ------------------                    -------------
                     October 1, 1996                       $     430,185
                     October 1, 1997                       $     921,881
                     October 1, 1998                       $     580,932

Scheduled principal payments under notes payable and long-term debt agreements at September 30, 1996 are as follows:

                     Year ending
                     September 30
                     1996                                  $   1,741,254
                     1997                                      1,923,380
                     1998                                      2,168,881
                     1999                                      2,279,202
                     2000                                      2,052,947
                     Thereafter                               13,239,503
                                                           -------------
                                                           $  23,405,167

                         Timber Energy Investment, Inc.

6.          LEASES

The Company leases land, right-of-way, and equipment under operating leases. Rental expense for the year ended September 30, 1996 and 1995 was $109,328 and $42,576, respectively. The future minimum rental commitments as of September 30, 1996 are as follows:

                      Year ending
                      September 30
                           1997                         $   92,897
                           1998                         $   90,693
                           1999                         $   86,684
                           2000                         $   86,844

7.          INCOME TAXES

At September 30, 1996 and 1995, the Company had net operating loss carryforwards for federal income tax purposes of approximately $25,580,000 and $24,160,000, respectively. The net operating loss carryforwards expire in years 2005 through 2011. Cumulative taxable temporary differences were $5,800,000 at September 30, 1996 and 1995. The Company has recorded a deferred tax asset for the expected benefit of the net operating loss carryforwards, and investment tax credits net of the deferred liability related to the cumulative taxable temporary differences. In accordance with SFAS No. 109, management has evaluated the recoverability of the deferred tax asset and has recorded a valuation allowance to offset the deferred tax asset. The tax benefit of those items will be realized when offset against future taxable income.

Significant components of the Company's deferred tax asset as of September 30, 1996 and 1995 are as follows:

                                               1996            1995
                                           -----------------------------
Tax effects of:
      Net operating loss carryforwards     $ 9,625,000      $ 9,092,000
      Taxable temporary differences:
            Depreciation                    (2,227,000)      (2,227,000)
            Other                               41,000           44,000
      Investment tax credits                   288,000          288,000
                                           -----------      -----------
Deferred tax asset                           7,727,000        7,197,000
Valuation allowance                          7,727,000       (7,197,000)
                                           -----------      -----------
Net deferred tax asset                     $      --        $      --
                                           ===========      ===========

                         Timber Energy Investment, Inc.

7.          INCOME TAXES (CONTINUED)

Under Section 382 of the Internal Revenue Code, as amended by the Tax Reform Act of 1986, a corporation's ability to carry forward its net operating loss and built-in losses following an "ownership change" is limited on an annual basis to an amount equal to the product of the fair market value of the corporation's outstanding stock immediately before the ownership change and the long-term tax-exempt interest rate, subject to certain adjustments for built-in gains of the corporation. The risk of change in a company's stock ownership is always present and may result from transactions that are beyond the control of the Company. As of September 30, 1996, no such ownership changes have occurred.

As discussed in Note 3, CNA sold its 49% interest in the Company on November 22, 1996. The Company determined it has undergone an "ownership change" due to the stock sales occurring in the subsequent period. The future effect of the "ownership change" on the utilization of the net operating losses has not been determined.

8.          FUNDS HELD BY TRUSTEE

Funds held by the trustee represent the proceeds from fuel sales which can only be used to repay the bonds and related interest cost. The restricted funds are invested by the trustee in specified investments. The following is a description of the funds held by the trustee:

                                                SEPTEMBER 30
                                             1996          1995
                                        ----------------------------
Funds restricted for the debt service     $  968,800     $775,239
Other restricted funds                       401,603      203,436
                                          ----------     --------
Total funds held by the trustee           $1,370,403     $978,675
                                          ==========     ========

9.          RELATED PARTY TRANSACTIONS

CNA, a 49% shareholder of the Company and owner of Preferred Class A and B shares at September 30, 1996 is due approximately $9,080,000 under various long-term debt agreements and is guarantor for payment of a line of credit securing the bonds payable at September 30, 1996 (Note 3). During the year ended September 30, 1996, the Company recognized $944,369 in interest expense owed to CNA related to this long-term debt and made interest payments of $353,767. CNA also owns the rights to a royalty contract purchased in 1988 from the original holder of a $2,300,000 note payable (Note 10).

                         Timber Energy Investment, Inc.

10.         COMMITMENTS

Under a contract to construct the 14-megawatt power plant, the Company is committed to make quarterly payments to a shareholder (Note 3) in the amount of 50% of net project cash flow not to exceed 25% of the estimated annual project cash flow, until the deferred sum of $2,300,000 is paid, including interest accrued quarterly at a rate of prime plus 1 %. In addition, once the deferred portion plus interest is paid, quarterly payments of 25% of net project cash flow will be paid for a period of five years. Net project cash flow is defined under the contract as projected gross income less debt service, operations, maintenance and fuel expenses.

The $2,300,000 note payable and related accrued interest payable of $2,164,839 and $1,963,037 is recorded in the financial statements at September 30, 1996 and 1995, respectively. The liability, if any, related to the commitment to pay 25% of net projected cash flow, is not recorded at September 30, 1996 or 1995. Such amounts will be recorded as royalty expense in the period in which the net projected cash flow is generated.

11.         PENSION PLAN

On July 31, 1990, TER adopted a deferred compensation plan 401(K) that covers substantially all of its employees. It is the Company's policy to fund its qualified pension plan in amounts equal to the pension cost incurred each year. The total pension expense for 1996 and 1995 was $27,672 and $25,219, respectively. At September 30, 1996 and 1995, there was no unpaid pension expense.

Effective October 1, 1996, the 401(K) Plan was amended to include all employees of the Company and the name of the plan was changed to Timber Energy Investment, Inc. 401(K) Plan.

                           OTHER FINANCIAL INFORMATION

                         Timber Energy Investment, Inc.

                       Schedule of Operations by Division

                          Year ended September 30, 1996

                                    POWER             CHIP            PLASTIC         ELIMINATING
                                    PLANT             MILL            RECYCLING         ENTRIES          TOTAL
                                  -----------      -----------      -----------      -----------      -----------
Revenues                          $ 5,606,985      $ 1,451,837      $ 1,438,644      $  (312,577)     $ 8,184,889

Operating costs and expenses:
      Fuel cost                     1,035,305             --               --           (312,577)         722,728
      Production costs              1,860,002          765,392        1,795,873             --          4,421,267
      Depreciation expense          1,414,769          250,074          331,285             --          1,996,128
                                  -----------      -----------      -----------      -----------      -----------
                                    4,310,076        1,015,466        2,127,158         (312,577)       7,140,123
                                  -----------      -----------      -----------      -----------      -----------
Gross profit (loss)                 1,296,909          436,371         (688,514)            --          1,044,766

General and administrative            483,655           58,525          665,126             --          1,207,306
                                  -----------      -----------      -----------      -----------      -----------
Operating profit (loss)               813,254          377,846       (1,353,640)            --           (162,540)

Other income (expense):
      Other income                      9,564              787           59,064             --             69,415
      Interest expense               (981,326)        (150,799)        (352,358)            --         (1,484,483)
      Minority interest                  --               --               --               --               --
                                  -----------      -----------      -----------      -----------      -----------
Net(loss)income                   $  (158,508)     $   227,834      $(1,646,934)     $      --        $(1,577,608)
                                  ===========      ===========      ===========      ===========      ===========

                          Year ended September 30, 1995

                                          CHIP            POWER           CHIP        PLASTIC     ELIMINATING
                                          HAULING         PLANT           MILL       RECYCLING      ENTRIES         TOTAL
                                        -----------    -----------    -----------    ---------    -----------    -----------
Revenues                                $   241,167    $ 5,312,059    $ 1,902,411    $ 119,105    $  (606,540)   $ 6,968,202

Operating costs and expenses:
      Fuel cost                                --        1,165,911           --           --         (389,352)       776,559
      Production costs                      224,741      1,862,944        783,443      149,210       (207,913)     2,812,425
      Depreciation expense                   13,500      1,417,948        244,430       47,604           --        1,723,482
                                        -----------    -----------    -----------    ---------    -----------    -----------
                                            238,241      4,446,803      1,027,873      196,814       (597,265)     5,312,466
                                        -----------    -----------    -----------    ---------    -----------    -----------
Gross profit (loss)                           2,926        865,256        874,538      (77,709)        (9,275)     1,655,736

General and administrative                   10,243        553,487        113,830      127,222         12,831        817,613
                                        -----------    -----------    -----------    ---------    -----------    -----------
Operating profit(loss)                       (7,317)       311,769        760,708     (204,931)       (22,106)       838,123

Other income (expense):
      Other income                           55,994          5,781            509         --             --           62,284
      Interest expense                       (8,273)      (959,714)      (184,102)     (37,382)          --       (1,189,471)
      Minority interest                        --             --             --           --             --             --
      Write down of idle facilities            --         (100,000)          --           --             --         (100,000)
                                        -----------    -----------    -----------    ---------    -----------    -----------
Net(loss)income                         $    40,404    $  (742,164)   $   577,115    $(242,313)   $   (22,106)   $  (389,064)
                                        ===========    ===========    ===========    =========    ===========    ===========

Page Two



Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The Schedule of Operations by Division is presented for the purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied to our audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                                     Thomas Howell Ferguson P.A.


January 30, 1997

                              Accountant's Consent



The Board of Directors
Timber Energy Investment, Inc.


We consent to the inclusion of our report dated December 19, 1996, with respect to the balance sheets of Timber Energy Investment, Inc. as of September 30, 1996 and 1995, and the related statements of operations, accumulated deficit, and cash flows for the years then ended, which report appears in the Form 8-KA of KTI, Inc. dated November 22, 1996.



                                                     Thomas Howell Ferguson P.A.



Tallahassee, Florida
February 3, 1997